UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

MarineMax, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Explanatory Note: This revised Definitive Schedule 14A amends only points 1 and 2 of the comparison of certain provisions in the Florida law, the Florida Articles, the Florida Bylaws, the Delaware law, the Delaware Certificate and the Delaware Bylaws, contained on page 40 of the “Reincorporation of Our Company from Delaware to Florida” section of the Definitive Schedule 14A filed on January 12, 2015 (the “Original Proxy Statement”). All other portions of the Original Proxy Statement (including the Appendices) remain unchanged.

Provisions Applicable to MarineMax Delaware Before the Reincorporation Under the DGCL, the Delaware Certificate and Delaware Bylaws		Provisions Applicable to MarineMax Florida After the Reincorporation Under the FBCA, the Florida Articles and Florida Bylaws
1.	Bylaw Amendments. The DGCL provides that the stockholders and, if provided by the certificate of incorporation, the board of directors, are entitled to amend or repeal the bylaws. The Delaware Certificate permits the amendment of the Delaware Bylaws by either: (i) the board of directors or (ii) the stockholders by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the combined voting power of the issued and outstanding shares of voting stock, voting together as a single class.	1.

Bylaw Amendments. The FBCA provides that the board of directors may amend or repeal the bylaws unless such power is reserved to the shareholders by the articles of incorporation or by a particular bylaw provision, or by specific action of the shareholders.

The Florida Articles permit the amendment of the Florida Bylaws by either: (i) the board of directors or (ii) the shareholders by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the combined voting power of the issued and outstanding shares of voting stock, voting together as a single class.

2.

Amendment of Certificate of Incorporation. The DGCL, in general, provides that an amendment to the certificate of incorporation may be made if first proposed by the directors and then approved by the holders of a majority of the shares entitled to vote. To the extent the approval of any class of stock is required, such approval must also be obtained.

The Delaware Certificate provides that any amendment or repeal of any provision of the Delaware Certificate must be approved by at least a majority of the then serving directors and by the affirmative vote of the holders of at least a majority of the combined voting power of the issued and outstanding shares of voting stock, voting together as a single class; provided, however, that if any such change relates to certain articles as stated in the Delaware Certificate, such change must also be approved by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the combined voting power of the issued and outstanding shares of voting stock, voting together as a single class.

		2.

Amendment of Articles of Incorporation. The FBCA, in general, provides that an amendment to the articles of incorporation may be made if first proposed by the directors and then approved by holders of a majority of the shares entitled to vote. To the extent the approval of any class of stock is required, such approval must also be obtained.

The Florida Articles provide that any amendment or repeal of any provision of the Florida Articles must be approved by at least a majority of the then serving directors and by the affirmative vote of the holders of at least a majority of the combined voting power of the issued and outstanding shares of voting stock, voting together as a single class; provided, however, that if any such change relates to certain articles as stated in the Florida Articles, such change must also be approved by the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the combined voting power of the issued and outstanding shares of voting stock, voting together as a single class.